POWER OF ATTORNEY

The undersigned, being a person required to file a statement under
Section 16(a) of the Securities Exchange Act of 1934 (the 1934
Act) and/or Section 30(h) of the Investment Company Act of 1940
(the 1940 Act) with respect to Fort Dearborn Income Securities, Inc. (the Fund), does hereby authorize, designate and appoint Mark F. Kemper, Keith A. Weller, Joseph J. Allessie, Mary Capasso, Michael Calhoun, Stephen Fleischer, Eric Sanders and Tammie Lee, and each of them, as his attorney-in-fact to execute and file statements on Form 3, Form 4, Form 5 and any successor forms adopted by the Securities and Exchange Commission, as required by the 1934
Act and the 1940 Act and the rules thereunder, and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact has taken or may take in reliance hereon. This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under the sections cited above, or until specifically terminated in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 6th day of December, 2005.

                              /s/ Frank K. Reilly
                              --------------------
                              Frank K. Reilly